Exhibit 23 - Consent of Experts

Beckstead and Watts, LLP
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Certified Public Accountants

                                                         3340 Wynn Road, Suite C
                                                             Las Vegas, NV 89102
                                                                    702.257.1984
                                                                702.362.0540 fax


To Whom It May Concern:

I have issued my report dated August 23, 2002, accompanying the financial statements of Wireless Wizard, Inc. on Form SB-2 for the period of June 28, 1999 (inception date) through June 30, 2002. I hereby consent to the incorporation by reference of said report on the Registration Statement of Wireless Wizard, Inc. on Form SB-2.

Signed,

/s/ Beckstead and Watts, LLP
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August 23, 2002

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